SEVERANCE AGREEMENT

          THIS SEVERANCE AGREEMENT ("Agreement") is made and entered into as of the 21 day of May, 1999, by and between Neff Corp., a Delaware Company (the "Company"), and Manuel Alvarez, an individual (the "Executive") (hereinafter collectively referred to as the "Parties").

          WHEREAS, the Company recognizes the valuable services the Executive has rendered to the Company as Chief Financial Officer of Neff Machinery, Inc., a wholly-owned subsidiary of the Company and desires assurance that Executive will continue to provide his services to the Company;

          WHEREAS, the Executive is willing to continue to serve the Company, but desires assurance that in the event of any Change in Control of the Company he will continue to have the responsibilities and privileges he now has;

          WHEREAS, the Board of Directors of the Company (the "Board") has determined that the best interests of the Company would be served by providing Executive with certain protections and benefits following any Change in Control of the Company.

          NOW, THEREFORE, in consideration of the foregoing, the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

     1. Change in Control. No benefits shall be payable under this Agreement unless there shall have occurred a Change in Control of the Company, as defined below, and Executive's employment by the Company shall have been terminated thereafter in accordance with Section 2. For purposes of this Agreement, a "Change in Control" shall mean any of the following events:

          (a) An acquisition (other than directly from Neff Corp. (the (Company")) of any voting securities of the Company (the "Voting
     Securities")  by any  "Person"  (as the term person is used for purposes of
     Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange
     Act) of thirty percent (30%) or more of the then outstanding Shares or the combined voting power of the Company's then outstanding Voting Securities; provided, however, that Beneficial Ownership by any of Jorge Mas, Juan Carlos Mas, Jose Ramon Mas, or aggregate Beneficial Ownership by General Electric Capital Corporation and any of its 100% Affiliates (as defined), of thirty percent (30%) or more of the then outstanding Shares or the combined voting power of the Company's then outstanding Voting Securities shall not constitute a Change in Control; provided further, however, in determining whether a Change in Control has occurred, Shares or Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition

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     by (i) an  employee  benefit  plan  (or a  trust  forming  a part  thereof)
     maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"), (ii) the Company or its Subsidiaries, or (iii) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

          (b) The individuals who, as of the date of this Agreement are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the members of the Board of Directors of the Company; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

          (c) The consummation of:

               (i) A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company where:

                    (A) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                    (B) the  individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and

                    (C)  no  Person  other  than  (i)  the  Company,   (ii)  any
               Subsidiary, (iii) any employee benefit plan (or any trust forming


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

               a part thereof) that, immediately prior to such merger, consolidation or reorganization, was maintained by the Company, or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities or Shares, has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities or its common stock.

          (ii) A complete liquidation or dissolution of the Company; or

          (iii) The sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

     Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Shares or Voting Securities as a result of the acquisition of Shares or Voting Securities by the Company which, by reducing the number of Shares or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Shares or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Shares or Voting Securities which increases the percentage of the then outstanding Shares or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

     For the purposes of this Agreement, "100% Affiliate" means with respect to any Person, (i) each other Person that, directly or indirectly, owns or controls one hundred percent (100%) of the stock having ordinary voting power in the election of directors of such Person, (ii) each other Person of which the stock having ordinary voting power in the election of its directors is owned or controlled one hundred percent (100%) by such Person, or (iii) each other Person of which the stock having ordinary voting power in the election of its directors is owned or controlled one hundred percent (100%) by any Person defined in clause (i) above or any of its 100% Affiliates.

     2. Termination of Employment Following Change in Control.

          (a) If a Change in Control of the Company occurs, the Executive shall be entitled to the benefits provided in Section 3 upon (i) the subsequent termination by the Company of Executive's employment with the Company for any reason other than for Cause (as defined), Disability (as defined) or due to the Executive's death, during the two year period following the Change in Control or (ii) the subsequent termination by the Executive of his employment with the Company for Good Reason (as defined) during the two year period following the Change in Control.


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

     If the Executive's employment is terminated by the Company without Cause prior to the date of a Change in Control but the Executive reasonably demonstrates that the termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a change in control or (ii) otherwise arose in connection with, or in anticipation of, a Change in Control which has been threatened or proposed, such termination shall be deemed to have occurred after a Change in Control for purposes of this Agreement provided a Change in Control shall actually have occurred.

          (b) For purposes of this Agreement, "Disability" means a physical or mental infirmity which impairs the Executive's ability to perform substantially his duties for a period of one hundred eighty (180) consecutive days. A determination of Disability shall be made by a physician satisfactory to both the Executive and the Company, which physician's determination as to Disability shall be made within 10 days of the request therefor and shall be binding on all parties; provided, however, that if the Executive and the Company do not agree on a physician, the Executive and the Company shall each select a physician and these two together shall select a third physician, which third physician's determination as to Disability shall be binding on all parties.

          (c) The Company shall be deemed to have terminated the Executive's employment for "Cause" in the event that the Executive's employment is terminated for any of the following reasons: (i) the commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets or opportunities of the Company;
     (ii)  dishonesty or willful  misconduct in the  performance  of duties;  or
     (iii) willful violation of any law, rule or regulation in connection with the performance of duties (other than traffic violations or similar offenses); provided, that no act or failure to act shall be considered willful unless done or omitted to be done in bad faith and without reasonable belief that the action or omission was in the best interests of the Company. Notwithstanding anything contained in this Agreement to the contrary, no failure to perform by the Executive after Notice of Termination (as defined) is given by the Company shall constitute Cause for purposes of this Agreement.

          (d) For purposes of this Agreement, Good Reason shall mean the occurrence of any of the events or conditions described in Subsections (i) through (viii) hereof:

               (i) a  change  in the  Executive's  status,  title,  position  or responsibilities (including reporting responsibilities) which, in the Executive's reasonable judgment, does not represent a promotion from his status, title, position or responsibilities as in effect immediately prior thereto; the assignment to the Executive of any duties or responsibilities which, in the Executive's reasonable judgment, are inconsistent with such status, title, position or responsibilities; or any removal of the Executive from or failure to reappoint or reelect his to any of such positions, except in connection with the termination of his employment for Disability, Cause, as a result of his death or by the Executive other than for Good Reason;


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

               (ii) a reduction in the Executive's base salary or any failure to pay the Executive any compensation or benefits to which he is entitled within five (5) days of the date due;

               (iii) a failure by the Company to increase the Executive's base salary at least annually at a percentage of base salary no less than the average percentage increases granted to the Executive during the three most recent full years ended prior to a Change in Control;

               (iv) the failure by the Company to (A) continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or benefit plan in which the Executive was participating at the time of the Change in Control, including, but not limited to, the Company's 401(k) Plan, the Company's 1998 Stock Incentive Plan, the Company's 1999 Stock Incentive Plan, or (B) provide the Executive with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program and practice as in effect immediately prior to the Change in Control (or as in effect following the Change in Control, if greater).

               (v) the insolvency or the filing (by any party, including the Company) of a petition for bankruptcy, of the Company;

               (vi) any material breach by the Company of any provision of this Agreement;

               (vii) the failure of the Company to obtain an agreement, satisfactory to the Executive, from any successor or assign of the Company to assume and agree to perform this Agreement, as contemplated in Section 4 hereof; or

               (viii) the Company requires the Executive to be based at any office located more than fifty (50) miles from the office where the Executive is currently based without the Executive's consent;

          (e) The Executive's right to terminate his employment for Good Reason shall not be affected by his incapacity due to physical or mental illness if such incapacity occurs after the event or condition giving rise to Executive's right to terminate his employment for Good Reason.

          (f) Any purported termination by the Company or by the Executive shall be communicated by written Notice of Termination to the other. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which indicates the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. For purposes of this Agreement, no such purported termination of employment shall be effective without such Notice of Termination.

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

          (g) For purposes of this Agreement, "Termination Date" shall mean the date specified in the Notice of Termination; provided, that: if the Executive's employment is terminated for Good Reason, the date specified in the Notice of Termination shall not be more than sixty (60) days from the date the Notice of Termination is given to the Company.

     3. Compensation Upon Termination. If, after a Change in Control has occurred and Executive's employment with the Company is terminated during the two years following such Change in Control by the Company other than for Cause or Disability or due to the Executive's death, or by the Executive for Good Reason, then the Company shall pay to Executive the following benefits:

          (a) The Company shall pay the Executive all amounts earned or accrued hereunder through the Termination Date but not paid as of the Termination Date, including (i) base salary, (ii) reimbursement for any and all monies advanced or expenses incurred in connection with the Executive's employment for reasonable and necessary expenses incurred by the Executive on behalf of the Company for the period ending on the Termination Date, (iii)
     vacation pay, (iv) any bonuses or incentive compensation and (v) any previous compensation which the Executive has previously deferred (including any interest earned or credited thereon) (collectively, "Accrued Compensation");

          (b) the Company shall pay the Executive as severance pay and in lieu of any further salary for periods subsequent to the Termination Date, in a single payment an amount in cash equal to one (1) times the Executive's base salary at the highest rate in effect at any time within the ninety
     (90) day period ending on the date the Notice of Termination is given (or the Executive's base salary immediately prior to the Change in Control, if greater) plus the amount of the cash bonus Executive received, if any, in the most recently completed fiscal year;

          (c) for a period of one (1) year following such termination, the Company shall at its expense continue on behalf of the Executive and his dependents and beneficiaries the life insurance, disability, medical, dental and hospitalization benefits which were being provided to the Executive at the time Notice of Termination is given (or the benefits provided to the Executive at the time of the Change in Control, if greater). The benefits provided in this Section 3(c) shall be no less favorable to the Executive, in terms of amounts and deductibles and costs to him, than the coverage provided the Executive under the plans providing such benefits at the time Notice of Termination is given (or at the time of the Change in Control if more favorable to the Executive). The Company's obligation hereunder with respect to the foregoing benefits shall be limited to the extent that the Executive obtains any such benefits pursuant to a subsequent employer's benefit plans, in which case the Company may reduce the coverage of any benefits it is required to provide the Executive hereunder as long as the aggregate coverage of the combined benefit plans is no less favorable to the Executive, in terms of amounts and deductibles and costs to him, than the coverage required to be provided hereunder. This



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     Subsection  (c) shall not be  interpreted  so as to limit any  benefits  to which the Executive or his dependents may be entitled under any of the Company's employee benefit plans, programs or practices following the Executive's termination of employment, including, without limitation, retiree medical and life insurance benefits; and

          (d) all restrictions on any outstanding award (including restricted stock and performance stock awards) granted to the Executive shall lapse and such awards shall become fully (100%) vested immediately, assuming all performance targets and goals (if applicable) had been fully met by the Company and by the Executive, as applicable, for such year, and all stock options and stock appreciation rights granted to the Executive shall become fully (100%) vested and shall become immediately exercisable.

          (e) The amounts provided for in Sections 3(a) and 3(b) shall be paid within ten (10) days after the Executive's Termination Date.

          (f) The Executive shall not be required to mitigate the amount of any payment, benefit or other Company obligation provided for in this Agreement by seeking other employment or otherwise and no such payment, benefit or other Company obligation shall be offset or reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment.

     4. Successors and Assigns.

          (a) This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns and the Company shall require any successor or assign to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The term "the Company" as used herein shall include such successors and assigns. The term "successors and assigns" as used herein shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement) whether by operation of law or otherwise.

          (b) Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, his beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

     5. Covenant Not to Compete

          (a) The Executive agrees that during his employment with the Company and for six (6) months subsequent to termination of Executive's employment with the Company following a Change in Control (the "Non-Compete Term") the Executive shall not:

                    (i) Either directly or indirectly,  for himself or on behalf of or in conjunction with any other person, persons, company, firm, partnership, corporation, business, group or other entity (each, a "Person"), engage in any business or activity, whether as an employee, consultant, partner, principal, agent, representative, stockholder or other individual, corporate, or



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               representative  capacity,  or render any  services or provide any advice  or  substantial  assistance  to any  business,  person or
               entity,  if  such  business,   person  or  entity,   directly  or
               indirectly will in any way compete with the Company (a "Competing Business"). Without limiting the generality of the foregoing, for purposes of this Section 5, it is understood that Competing
               Businesses shall include any business which rents or sells construction or industrial equipment or engages in the sale of maintenance, repair or operating supplies for such equipment;
               provided,   however,  that  notwithstanding  the  foregoing,  the
               Executive may make passive investments in up to 2% of the outstanding publicly traded common stock of an entity which operates a Competing Business.

                    (ii) Either directly or indirectly, for himself or on behalf of or in conjunction with any other Person, solicit, hire or divert any Person who is, or who is, at the time of termination of the Executive's employment, or has been within six (6) months prior to the time of termination of Executive's employment, an employee of the Company or any of its subsidiaries for the purpose or with the intent of enticing such employee away from the employ of the Company or any of its subsidiaries.

                    (iii) Either directly or indirectly, for himself or on behalf of or in conjunction with any other Person, solicit, hire or divert any Person who is, or who is, at the time of termination of the Executive's employment, or has been within six
               (6) months prior to the time of termination of Executive's employment, a customer or supplier of the Company or any of its subsidiaries for the purpose or with the intent of (A) inducing or attempting to induce such Person to cease doin business with the Company or (B) in any way interfering with the relationship between such Person and the Company.

               (b) Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, the Executive agrees (i) that the foregoing covenants, in addition to and not in limitation of any other rights, remedies or damages available to the Company at law, in equity or under this Agreement, may be enforced by the Company in the event of the breach or threatened breach by the Executive, by injunctions and/or restraining orders and
          (ii) to pay the sum of one thousand dollars ($1,000) per day for each day during which the Executive is in breach of such covenants as liquidated damages or, if greater, the amount of damages the Company can reasonably demonstrate it incurred as a result of such breach. The Company and Executive agree that the dollar amount in clause (ii) of the preceding sentence represents the product of their good faith negotiations. If the Company is involved in court or other legal proceedings to enforce the covenants contained in this Section 5, then in the event the Company prevails in such proceedings, the Executive shall be liable for the payment of reasonable attorneys' fees, costs and ancillary expenses incurred by the Company in enforcing its rights hereunder.

          (c) The covenants in this Section 5 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth herein are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent that such court deems reasonable, and the Agreement shall thereby be reformed to reflect the same.

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          (d) All of the  covenants  in this  Section 5 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of the Executive against the Company whether predicated on this Agreement or otherwise shall not constitute a defense to the enforcement by the Company of such covenants. It is specifically agreed that the period following the termination of the Executive's employment with the Company during which the agreements and covenants of the Executive made in this Section 5 shall be effective, shall be computed by excluding from such computation any time during which the Executive is in violation of any provision of this Section 5.

          (e) Notwithstanding any of the foregoing, if any applicable law, judicial ruling or order shall reduce the time period during which the Executive shall be prohibited from engaging in any competitive activity described in Section 5 hereof, the period of time for which the Executive shall be prohibited pursuant to Section 5 hereof shall be the maximum time permitted by law.

     6. Notice. For the purposes of this Agreement, notices and all other communications provided for in the Agreement (including the Notice of
Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other, provided that all notices to the Company shall be directed to the attention of the President. All notices and communications shall be deemed to have been received on the date of delivery thereof or on the third business day after the mailing thereof, except that notice of change of address shall be effective only upon receipt.

     7. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its subsidiaries and for which the Executive may qualify, nor shall anything herein limit or reduce such rights as the Executive may have under any other agreements with the Company or any of its subsidiaries. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan or program of the Company or any of its subsidiaries shall be payable in accordance with such plan or program, except as explicitly modified by this Agreement.

     8. Settlement of Claims. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against the Executive or others.

     9. Federal Income Tax Withholding. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.


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

     10. Pooling Transactions. Notwithstanding anything to the contrary, in the event of a Change in Control which is also intended to constitute a pooling transaction, the Company shall take such actions, if any, as specifically recommended by an independent accounting firm retained by the Company to the extent reasonably necessary in order to assure that the pooling transaction will qualify as such, including, without limitation, (i) deferring the vesting, exercise, payment, settlement or lapsing restrictions with respect to any payments of base salary, other payments or benefits, allowances, awards, reimbursements or perquisites that are provided for hereunder, (ii) providing that the payment or settlement be made in the form of cash, Voting Securities or securities of a successor or acquirer of the Company, or a combination of the foregoing, and (iii) providing for the extension of the term of any option to the extent necessary to accommodate the foregoing, but not beyond the maximum term of such option.

     11. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreement or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement.

     12. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without giving effect to the conflict of law principles thereof.

     13.  Jurisdiction  and Venue.  Each of the parties to this Agreement hereby
(a) consents to personal jurisdiction in any suit, claim, action or proceeding relating to or arising under this Agreement which is brought in any local or federal court in the State of Florida, (b) consents to service of process upon such party in the manner set forth in Section 6 hereof, and (c) waives any objection such party may have to venue in any such Florida court or to any claim that any such Florida court is an inconvenient forum.

     14. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     15. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, if any, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has executed this Agreement as of the day and year first above written.


                                 NEFF CORP.

                                 By: /s/ Kevin P. Fitzgerald
                                 ---------------------------------------------
                                 Name: Kevin P. Fitzgerald
                                 Title:  Chief Executive Officer and President


                                 MANUEL ALVAREZ



                                 /s/ Manuel Alvarez
                                 ---------------------------------------------



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